     As filed with the Securities and Exchange Commission on June 23, 2000
                                                      Registration No. 333-78249



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              TUCKER ANTHONY SUTRO
             (Exact name of registrant as specified in its charter)


               DELAWARE                                      04-3335712
   (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                     Identification Number)





         ONE BEACON STREET, BOSTON, MASSACHUSETTS 02108, (617) 725-2000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)




                   JOHN H. GOLDSMITH, CHIEF EXECUTIVE OFFICER,
         ONE BEACON STREET, BOSTON, MASSACHUSETTS 02108, (617) 725-2000
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                -----------------

                                 With a copy to:
MEREDITH B. CROSS                                   KEVIN J. MCKAY
WILMER, CUTLER & PICKERING                          TUCKER ANTHONY SUTRO
2445 M STREET, N.W.                                 ONE BEACON STREET
WASHINGTON, D.C.  20037                             BOSTON, MASSACHUSETTS  02108
(202) 663-6000                                      (617) 725-2000
                                -----------------



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                          DEREGISTRATION OF SECURITIES

     A total of 228,665 shares of common stock, par value $.01 per share ("Common Stock"), of Tucker Anthony Sutro, a Delaware corporation (the "Company," formerly named Freedom Securities Corporation) were registered under the Securities Act of 1933, as amended, by the filing of a Registration Statement on Form S-3 (File No. 333-78249) (the "Registration Statement"). The Registration Statement was declared effective by the Securities and Exchange Commission on May 19, 1999.

     The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to deregister and remove from registration such portion of the 228,665 shares of Common Stock, previously registered on the Registration Statement, which have not been sold as of the date hereof.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on June 21, 2000.


                                           TUCKER ANTHONY SUTRO



                                           By: /s/ John H. Goldsmith
                                              ----------------------------------
                                              Name:   John H. Goldsmith
                                              Title:  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in their capacities and on the dates indicated.


          SIGNATURE                                      CAPACITY                                  DATE
          ---------                                      --------                                  ----

 /s/ John H. Goldsmith                        Chairman, Chief Executive Officer and             June 21, 2000
   -----------------------                    Director
     John H. Goldsmith

 /s/ Kenneth S. Klipper                       Executive Vice President and Chief                June 21, 2000
    ----------------------                    Financial Officer
     Kenneth S. Klipper

     _______________________                  Director                                          June 21, 2000
     John F. Luikart*

     ______________________                   Director                                          June 21, 2000
     David P. Prokupek*

     ______________________                   Director
     Mark T. Whaley

     ______________________                   Director                                          June 21, 2000
     Robert H. Yevich*

     ______________________                   Director                                          June 21, 2000
     C. Hunter Boll*

     ______________________                   Director                                          June 21, 2000
     Winston J. Churchill*

     ______________________                   Director                                          June 21, 2000
     Thomas M. Hagerty*

     ______________________                   Director                                          June 21, 2000
     David V. Harkins*

     ______________________                   Director                                          June 21, 2000
     Hugh R. Harris*


     ______________________                   Director                                          June 21, 2000
     Seth W. Lawry*



*By: /s/  John H. Goldsmith                                                                     June 21, 2000
     -----------------------
     Attorney-In-Fact



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